EXHIBIT 32.1

CERTIFICATIONS PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Bio-logic Systems Corp. (the “Company”) for the quarterly period ending August 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company, certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities ExchangeAct of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ GABRIEL RAVIV

Gabriel Raviv Chairman and Chief Executive Officer

October 2, 2003

/s/ MICHAEL J. HANLEY

Michael J. Hanley Acting Chief Financial Officer

October 2, 2003